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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):     March 2, 1999


                        Arch Communications Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)

       0-23232                                  31-1358569
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(Commission File Number)             (I.R.S. Employer Identification No.)


            1800 West Park Drive, Suite 250, Westborough, MA  01581
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(Address of Principal Executive Offices)                        (Zip Code)

                                 (508) 870-6700
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
                                --------------
         (Former Name or Former Address, if Changed Since Last Report)

                               Page 1 of 3 pages
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Item 5.  Other Events.

Pending MobileMedia Acquisition

     The pending acquisition of MobileMedia Communications, Inc. ("MobileMedia") by Arch Communications Group, Inc. ("Arch") is subject to confirmation of MobileMedia's Third Amended Joint Plan of Reorganization (the "Reorganization Plan") by the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Reorganization Plan provides for the merger of MobileMedia with and into a subsidiary of Arch (the "MobileMedia Merger").

     On December 11, 1998, the Bankruptcy Court approved MobileMedia's Disclosure Statement relating to the Reorganization Plan, and thereafter MobileMedia solicited approval of the Reorganization Plan by its secured and unsecured creditors. The holders of 94% in number and 69% in amount of allowed claims in Class 6, the class of general unsecured creditors, voted to accept the Reorganization Plan. New Generation Advisors, Inc. ("New Generation") has contested the Class 6 voting results and has requested that the votes of certain unsecured creditors of MobileMedia and its parent (the "Standby Purchasers"), who have agreed to invest up to $217.0 million in Arch's rights offering made to all unsecured creditors of MobileMedia and its parent, be ignored. If the Bankruptcy Court were to sustain New Generation's challenge to the Class 6 voting results, it is likely that the Reorganization Plan would be deemed rejected by Class 6. In that event, confirmation could occur only if MobileMedia were able to satisfy the cram-down requirements of Section 1129(b) of the Bankruptcy Code. MobileMedia has disputed New Generation's contentions and has indicated that in any event it believes that the Reorganization Plan satisfies the cram-down requirements.

     Confirmation of the Reorganization Plan has been objected to by New Generation, Merrill Lynch Phoenix Fund, Inc., Merrill Lynch Corporate Bond Fund, Inc. High Income Portfolio and State Street Research High Income Fund. New Generation has contended that an alternative reorganization for MobileMedia could be devised that would result in greater recoveries for MobileMedia's general unsecured creditors and has requested that MobileMedia provide due diligence access and materials to persons identified by New Generation so as to pursue the possibility of such an alternative. Notwithstanding New Generation's contentions, MobileMedia has indicated that it believes that it previously conducted an appropriate search for alternative transactions and also pursued alternative plans. MobileMedia has also indicated that it believes that the MobileMedia Merger represents the best possible alternative for MobileMedia's creditors.

     On February 12, 1999, at a continued hearing on confirmation of the Reorganization Plan, the Bankruptcy Court ordered that certain supplemental disclosure be provided to members of MobileMedia's Class 6 general unsecured creditors and that MobileMedia resolicit votes from that class on the Reorganization Plan. The Bankruptcy Court also ordered that MobileMedia provide New Generation with due diligence access and materials in order to pursue the possibility of an alternative reorganization plan for MobileMedia.

     On February 18, 1999, the Bankruptcy Court approved the supplemental disclosure material to be provided to MobileMedia's Class 6 creditors, allowing MobileMedia to proceed with the Bankruptcy Court-ordered resolicitation of votes from the Class 6 creditors on the Reorganization Plan. The supplemental disclosure is intended to provide Class 6 creditors with a summary of certain information that was available to the Standby Purchasers in connection with their commitment to become Standby Purchasers. The Bankruptcy Court set March 23, 1999 as the deadline for re-voting by MobileMedia's Class 6 creditors on the Reorganization Plan and for filing objections to the Reorganization Plan, and scheduled the confirmation hearing on the Reorganization Plan to resume on March 26, 1999.

Financing Arrangements

     On November 16, 1998, the lenders to Arch Paging, Inc. ("API"), an indirect wholly-owned subsidiary of Arch, approved an increase in API's existing credit facility from $400.0 million to $600.0 million. The increase of $200.0 million (the "API Credit Facility Increase") was to fund a portion of the cash necessary for Arch to complete the MobileMedia Merger. The API Credit Facility Increase is available only through March 31, 1999. As a result of the resolicitation of votes of the holders of Class 6 creditors, it is not possible to consummate the MobileMedia Merger by March 31, 1999. API's lenders have indicated their willingness to extend $135.0 million of the API Credit Facility Increase through June 30, 1999, subject to federal approval, definitive documentation and an increase in the interest rate on borrowings under API's credit facility.

     In August 1998, Arch Communications, Inc. ("ACI"), a wholly-owned subsidiary of Arch, and The Bear Stearns Companies, Inc., The Bank of New York, TD Securities (USA) Inc. and Royal Bank of Canada (collectively, the "Bridge Lenders") executed a commitment letter for a bridge facility (the "Bridge Facility") consisting of a $120.0 million term loan available to ACI in a single drawing upon the closing of the MobileMedia Merger (the "Bridge Loan"). The Bridge Lenders are also lenders under API's credit facility. If not paid on or before maturity 180 days after the closing of the MobileMedia Merger, the Bridge Loan will convert into a term loan (the "Term Loan") due in December 2006. Upon notice from the Bridge Lenders given prior to the MobileMedia Merger or at any time after the funding of the Bridge Loan and prior to the Bridge Loan maturity date, ACI will issue and sell new senior notes (the "Planned ACI Notes") in an amount at least sufficient to substitute for or refinance the Bridge Loan on such terms and conditions as may be specified by the Bridge Lenders, provided however that the interest rate on the Planned ACI Notes shall be determined by the Bridge Lenders in light of the then prevailing market conditions, but in no event shall the yield on the Planned ACI Notes exceed a rate equal to an agreed upon margin over the yield to worst on ACI's 12 3/4% Senior Notes due 2007. The Bridge Facility requires payment of certain fees to the Bridge Lenders, which fees vary based on the amount and timing of the Bridge Facility and the Bridge Loan. The Bridge Lenders have agreed to refund a portion of the fees if the Bridge Loan is repaid prior to maturity. The Bridge Facility was scheduled to expire on February 28, 1999 but ACI elected to extend it to June 30, 1999.

     Subject to market conditions and other factors, Arch's intention has been
(i) to raise funds through the private issuance of the Planned ACI Notes and
(ii) to use the proceeds of the Planned ACI Notes to provide a portion of the funds necessary for the MobileMedia Merger (rather than use the proceeds of the Bridge Facility for such purpose). Arch recently deferred such an offering due to market conditions. Notwithstanding the deferral of such offering and the contemplated reduction in the API Credit Facility Increase, Arch continues to intend to raise the remaining necessary funds for the MobileMedia Merger through the private issuance of the Planned ACI Notes, together with borrowings under API's credit facility and the proceeds to be obtained by Arch from the rights offering (including the related commitments of the Standby Purchasers) contemplated by the Reorganization Plan, as and when market and other conditions are appropriate for such purpose. However, no assurance can be given that Arch will be able to obtain sufficient additional financing on acceptable terms to complete the MobileMedia Merger or to provide desired liquidity following the MobileMedia Merger. If issued, the Planned ACI Notes are expected to be issued without registration under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Recent Financial Results

     On March 2, 1999, Arch announced its financial results for the quarter and year ended December 31, 1998. The Press Release is filed herewith as Exhibit 99.5.

Exhibits            Description
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99.1                Notice of Supplemental Disclosure and of Resolicitation to
                    Holders of Allowed Class 6 Claims.

99.2 Supplemental Disclosure Dated February 18, 1999 to Holders of Allowed Class 6 Claims.

99.3 Third Amendment to Agreement and Plan of Merger, dated as of February 8, 1999, by and among Arch Communications Group, Inc., Farm Team Corp., MobileMedia Corporation and MobileMedia Communications, Inc.

99.4 Amendments to Commitment Letters to Purchase Stock and Warrants, dated as of February 8, 1999, by and among Arch Communications Group, Inc., MobileMedia Communications, Inc. and W.R. Huff Asset Management Co., L.L.C., Northwestern Mutual Series Fund, Inc., The Northwestern Mutual Life Insurance Company, Whippoorwill Associates, Inc. and Credit Suisse First Boston Corporation.

99.5                Press Release dated March 2, 1999 issued by Arch
                    Communications Group, Inc.



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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 1999                ARCH COMMUNICATIONS GROUP, INC.


                                    By: /s/ J. Roy Pottle
                                       ---------------------------------
                                    Title: Executive Vice President and
                                           Chief Financial Officer

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